EXHIBIT 99.1

TILT Holdings Reports Second Quarter 2024 Results

PHOENIX, Aug. 09, 2024 (GLOBE NEWSWIRE) -- TILT Holdings Inc. (“TILT" or the “Company”) (Cboe: TILT) (OTCQB: TLLTF), a global provider of cannabis business solutions including inhalation technologies, cultivation, manufacturing, processing, brand development and retail, is reporting its financial and operating results for the three months ended June 30, 2024. All financial information is reported in U.S. dollars and prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) unless otherwise indicated.

“Our second quarter was highlighted by sequential growth on both the top and bottom line in our plant-touching business, as we continue cultivating strong customer relationships across our three markets,” said TILT’s Chief Executive Officer, Tim Conder. “However, in our Jupiter hardware business, we are navigating certain production and supply chain changes that impacted second quarter results. In response, we are working closely with our manufacturing partner as we transition to a just-in-time production and shipping structure. This change will create a more ‘asset-light’ business model for Jupiter, alleviating working capital requirements by reducing sitting inventory and the cost of capital associated with larger trade payables while improving our gross margin profiles. Jupiter’s shortfall in Q2 can be directly attributed to the transition to this new model; however, customer sales order volumes remain strong and growing, indicating the fundamentals of our business remain on track.”

“Looking ahead, the evolving regulatory landscape for cannabis presents an opportunity for TILT and our industry. We are optimistic about the prospects of cannabis rescheduling as the recently closed comment period ended with the vast majority of comments in favor of rescheduling. We believe growth opportunities exist in each of our markets, particularly in Ohio, with the state’s adult-use program being launched this week. Against this backdrop, we remain focused on strengthening our unit economics, improving our balance sheet, and returning TILT to growth and profitability.”

Q2 2024 Financial Summary

  Revenue was $26.6 million in the three months ended June 30, 2024, compared to $41.6 million in the prior year period. The decrease in revenue was primarily driven by the Company’s Jupiter hardware business.
  Gross profit was $4.3 million and gross margin was 16.0% in the three months ended June 30, 2024, compared to $4.0 million or 9.7% of revenue in the prior year period. The increase in gross margin was driven by improvements in all three of the Company’s plant-touching markets. Adjusted gross margin, which excludes non-cash inventory adjustments and one-time adjustments, in the second quarter was 16.8% compared to 16.0% in Q1 and 21.4% in the year-ago period.
  Net loss was $35.9 million in the three months ended June 30, 2024, compared to a net loss of $26.9 million in the prior year period. The higher net loss was driven by a non-cash impairment charge.
  Adjusted EBITDA (non-GAAP) was $(1.2) million in the three months ended June 30, 2024, compared to $1.5 million in the prior year period. The decrease was driven by the Company’s Jupiter hardware business.
  Cash provided by operating activities in the second quarter was $1.4 million, compared to cash used of $3.3 million in the year ago period with the improvement primarily related to strong AR collection efforts and lower inventory purchases.
  At June 30, 2024, the Company had $2.7 million of cash, cash equivalents and restricted cash compared to $3.3 million at December 31, 2023.

Q2 2024 & Recent Operational Highlights

  Launched Level, a leading West Coast pressed tablet brand, in the Pennsylvania market in the second quarter.
  Launched Edie Parker Flower, a leading and nationally recognized female founded and operated lifestyle brand merging the worlds of fashion and cannabis, in the Pennsylvania market in July, with vapes starting in August.
  Began the transition to an asset-light, just-in-time supply model with Smoore Technology Limited (“Smoore”). During this transition, Jupiter will utilize the direct billing and invoicing efforts of Smoore to ease the impact of the change on Jupiter customers. During the limited duration transition period, Jupiter will receive a commission on sales to certain customers and Smoore shall bear certain expenses related to these sales, including freight and tariffs. Once the transition to the new model is complete, Jupiter will resume its billing and invoicing functions with these customers.

Earnings Call and Webcast

TILT management will host a conference call Friday, August 9, 2024 at 8:30 a.m. Eastern time to discuss its financial and operational results, business strategy, and future outlook, followed by a question-and-answer period.

Date: Friday, August 9, 2024
Time: 8:30 a.m. Eastern Time
Toll-free dial-in number: (877) 423-9813
International dial-in number: (201) 689-8573
Conference ID: 13747682
Webcast: TILT Q2 2024 Earnings Call

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Elevate IR at (720) 330-2829.

The conference call will also be broadcast live and available for replay in the investor relations section of the Company’s website at www.tiltholdings.com.

About TILT

TILT helps cannabis businesses build brands. Through a portfolio of companies providing technology, hardware, cultivation and production, TILT services brands and cannabis retailers across 40 states in the U.S., as well as Canada, Israel, South America and the European Union. TILT’s core businesses include Jupiter Research LLC, a wholly-owned subsidiary and leader in the vaporization segment focused on hardware design, research, development and manufacturing; and cannabis operations, Commonwealth Alternative Care, Inc. in Massachusetts, Standard Farms LLC in Pennsylvania, and Standard Farms Ohio, LLC in Ohio. TILT is headquartered in Phoenix, Arizona. For more information, visit www.tiltholdings.com.

Forward-Looking Information

This news release contains forward-looking information and statements (together, “forward-looking information”) under applicable Canadian and U.S. securities laws which are based on current expectations. Forward-looking information is provided for the purpose of presenting information about TILT management’s current expectations and plans relating to the future and readers are cautioned that such statements may not be appropriate for other purposes. Forward-looking information may include, without limitation, the expectations with respect to growth, profitability and cash flow, the approval and timing of federal rescheduling or adult-use conversion by certain states in which TILT operates or plans to operate, the final nature or duration of the transitional commission structure, the impact on sales order volume on financial results, the approval and timing of the elimination of Section 280E taxes, the ability to counter the effects of hardware commoditization and pricing pressure in select markets, the ability to reduce debt and increase TILT’s cash reserves, the expected performance of the collaboration between TILT and its brand partners, timing and release of future product offerings, the opinions or beliefs of management, prospects, opportunities, priorities, targets, goals, ongoing objectives, milestones, strategies, and outlook of TILT and Jupiter, and includes statements about, among other things, future developments, the future operations, strengths and strategy of TILT. Generally, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, "will", “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “seeks”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved”. These statements should not be read as guarantees of future performance or results. These statements are based upon certain material factors, assumptions and analyses that were applied in drawing a conclusion or making a forecast or projection, including TILT’s experience and perceptions of historical trends, the ability of TILT to maximize shareholder value, current conditions and expected future developments, as well as other factors that are believed to be reasonable in the circumstances.

Although such statements are based on management’s reasonable assumptions at the date such statements are made, there can be no assurance that such forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such forward-looking information. Accordingly, readers should not place undue reliance on the forward-looking information. TILT assumes no responsibility to update or revise forward-looking information to reflect new events or circumstances unless required by applicable law.

By its nature, forward-looking information is subject to risks and uncertainties, and there are a variety of risk factors, many of which are beyond the control of TILT, and that may cause actual outcomes to differ materially from those discussed in the forward-looking statements. Such risk factors include, but are not limited to, the inability or failure of the federal government to reschedule cannabis as Schedule III and the state regulators to implement adult-use conversions by certain states in which TILT operates or plans to operate, TILT’s ability to continue as a going concern, TILT’s ability to operate its business without encountering any unforeseen delays and interruptions, unexpected geological or other effects, including failures to ship or shipping delays, weather conditions, shipping transportation, equipment failures, permitting delays or labor or contract disputes, TILT’s reliance on third-party suppliers to provide a sufficient supply of key materials necessary to satisfy customer demand for its products, TILT’s ability to enter into a forbearance agreement with its existing noteholders on acceptable terms or at all and achieve compliance with its debt covenants, TILT’s ability to generate sufficient liquidity, TILT’s ability to execute on its cost saving measures and initiatives, and those risks described under the heading “Item 1A. Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2023, and other subsequent reports filed by TILT with the United States Securities and Exchange Commission at www.sec.gov and on SEDAR+ at www.sedarplus.ca.

Non-GAAP Financial and Performance Measures

In addition to providing financial measures based on GAAP, the Company provides additional financial metrics that are not prepared in accordance with GAAP. Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes and to evaluate the Company’s financial performance. These non-GAAP financial measures are, EBITDA and Adjusted EBITDA. Management believes that these non-GAAP financial measures reflect the Company’s ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business, as they facilitate comparing financial results across accounting periods and to those of peer companies. Management also believes that these non-GAAP financial measures enable investors to evaluate the Company’s operating results and future prospects in the same manner as management. These non-GAAP financial measures may exclude expenses and gains that may be unusual in nature, infrequent or not reflective of the Company’s ongoing operating results.

As there are no standardized methods of calculating these non-GAAP measures, the Company’s methods may differ from those used by others, and accordingly, the use of these measures may not be directly comparable to similarly titled measures used by others.

Accordingly, these non-GAAP measures are intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Net Income (Loss), EBITDA and Adjusted EBITDA.
Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Net Income (Loss), EBITDA and Adjusted EBITDA are financial measures that are not defined under GAAP. The Company uses these non-GAAP financial measures, and believes they enhance an investor’s understanding of the Company’s financial and operating performance from period to period, because they exclude certain material non-cash items and certain other adjustments management believes are not reflective of the Company’s ongoing operations and performance. The Company calculates Adjusted Gross Profit as Gross Profit plus non-cash inventory adjustments and one-time adjustments. The Company calculates Adjusted Gross Margin as Adjusted Gross Profit divided by revenue. Adjusted Net Income (Loss) is calculated as Net Income (Loss), plus (minus) non-cash impairment charges. EBITDA is calculated as EBITDA net income (loss), plus (minus) income taxes (recovery), plus (minus) finance expense (income), plus depreciation and amortization expense. Adjusted EBITDA is EBITDA excluding certain one-time, non-cash or non-operating expenses, as determined by management, including stock compensation expense, debt issuance costs and severance.

Please see “Reconciliation of Non-GAAP Measures” below for further information.

Company Contact:

Lynn Ricci, VP of Investor Relations & Corporate Communications
TILT Holdings Inc.
lricci@tiltholdings.com

Investor Relations Contact:

Sean Mansouri, CFA
Elevate IR
TILT@elevate-ir.com
720.330.2829

Media Contact:

Drew Tybus
Oak Public Relations
tilt@oakpr.com
973-229-5425

Table 1: Condensed Consolidated Statements of Operations and Comprehensive Loss (Unaudited)
(Amounts Expressed in Thousands of United States Dollars)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023
Revenues, net	$26,581	$37,504	$41,599	$64,085	$83,863
Cost of goods sold	(22,322)	(30,787)	(37,559)	(53,109)	(71,027)
Gross profit	4,259	6,717	4,040	10,976	12,836

Operating expenses:
Wages and benefits	4,637	4,496	5,871	9,133	11,655
General and administrative	3,323	3,483	4,529	6,806	10,149
Sales and marketing	187	142	290	329	694
Share-based compensation	23	107	(2,358)	130	(2,065)
Depreciation and amortization	3,862	3,866	4,712	7,728	8,841
Impairment loss and loss on disposal of assets	15,728	12	4,947	15,740	5,135
Total operating expenses	27,760	12,106	17,991	39,866	34,409
Operating loss	(23,501)	(5,389)	(13,951)	(28,890)	(21,573)

Other (expense) income:
Interest income	1	2	(64)	3	—
Other income	510	204	3	714	100
Gain (loss) on sale of assets and membership interests	—	—	—	—	8,401
Unrealized loss on investment	—	(1)	(6,400)	(1)	(6,400)
Loan receivable losses	—	—	(5,200)	—	(5,588)
Loss on foreign currency exchange	—	(4)	(1)	(4)	(1)
Interest expense	(6,792)	(6,043)	(5,466)	(12,835)	(9,558)
Total other (expense) income	(6,281)	(5,842)	(17,128)	(12,123)	(13,046)
Loss from operations before income tax and non-controlling interest	(29,782)	(11,231)	(31,079)	(41,013)	(34,619)

Income taxes
Income tax benefit (expense)	(6,165)	1,580	2,742	(4,585)	1,416
Net loss before non-controlling interest	(35,947)	(9,651)	(28,337)	(45,598)	(33,203)
Less: Net income attributable to non-controlling interest	—	—	1,442	—	1,433
Net loss attributable to TILT Holdings Inc.	$(35,947)	$(9,651)	$(26,895)	$(45,598)	$(31,770)

Table 2: Reconcilation of Non-GAAP Measures (Unaudited)
(Amounts Expressed in Thousands of United States Dollars)

	Three Months Ended				Six Months Ended
	June 30, 2024	March 31, 2024		June 30, 2023	June 30, 2024	June 30, 2023
Net (loss) income before non-controlling interest	$(35,947)		$(9,651)	$(28,337)	$(45,598)	$(33,203)

Add (Deduct) Impact of:
Interest income	(1)		(2)	64	(3)	—
Interest expense	6,792		6,043	5,466	12,835	9,558
Income tax expense (benefit)	6,165		(1,580)	(2,742)	4,585	(1,416)
Depreciation and amortization	5,682		5,684	6,695	11,366	12,675
Total Adjustments	18,638	#	10,145	9,483	28,783	20,817

EBITDA (Non-GAAP)	$(17,309)		$494	$(18,854)	$(16,815)	$(12,386)

Add (Deduct) Impact of:
Share-based Compensation	23		107	(2,358)	130	(2,065)
Severance	8		13	884	21	950
(Gain) Loss on Sale of Assets	—		—	—	—	(8,401)
Legal Settlement	—		—	93	—	258
Unrealized Loss on Investment in Equity Security	—		1	6,400	1	6,400
Loss on Loan Receivable	—		—	5,200	—	5,588
Impairment Loss and Loss on Disposal of Assets	15,728		12	4,947	15,740	5,135
Foreign Exchange (Gain) Loss	—		4	1	4	1
Non-Cash Inventory Adjustment	215		13	4,878	228	4,878
One Time Bad Debt Expense	—		—	—	—	384
One Time Adjustments	141		(606)	348	(465)	718
Total Adjustments	16,115		(456)	20,393	15,659	13,846

Adjusted EBITDA (Non-GAAP)	(1,194)		38	1,539	(1,156)	1,460

Net Loss Before Non-Controlling Interest	(35,947)		(9,651)	(28,337)	(45,598)	(33,203)
Add (Deduct) Impact of:
Impairment Loss and Loss on Disposal of Assets	15,728		12	4,947	15,740	5,135
Adjusted Net Loss Before Non-Controlling Interest	(20,219)		(9,639)	(23,390)	(29,858)	(28,068)

Table 3: Condensed Consolidated Statements of Cash Flows (Unaudited)
(Amounts Expressed in Thousands of United States Dollars)

	Six Months Ended
	June 30, 2024	June 30, 2023
Net Cash (Used in) Provided by Operating Activities	$(1,697)	$440
Net Cash (Used in) Provided by Investing Activities	(415)	11,882
Net Cash Provided by (Used in) Financing Activities	1,465	(11,704)
Effect of Foreign Exchange on Cash and Cash Equivalents	(8)	(5)
Net Change in Cash and Cash Equivalents	(655)	613

Cash and Cash Equivalents and Restricted Cash, Beginning of Period	3,332	3,500

Cash and Cash Equivalents and Restricted Cash, End of Period	$2,677	$4,113

Table 4: Condensed Consolidated Balance Sheets (Select Items)
(Amounts Expressed in Thousands of United States Dollars)

	Periods Ended
	June 30, 2024	December 31, 2023
	(unaudited)	(audited)
Cash and Cash Equivalents	$1,377	$2,034
Restricted Cash	1,300	1,298
Trade Receivables and Others	11,233	17,919
Inventories	27,487	32,908
Total Current Assets	42,863	56,274
Property, Plant & Equipment, Net	32,831	51,185
Total Assets	189,922	231,188
Total Current Liabilities	77,825	76,072
Total Long-Term Liabilities	95,180	92,723
Total Shareholders’ Equity	16,917	62,393

Reconcilation of Non-GAAP Measures for Gross Profit
(Amounts Expressed in Thousands of United States Dollars)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023
Revenues, net	$26,581	$37,504	$41,599	$64,085	$83,863
Cost of goods sold	(22,322)	(30,787)	(37,559)	(53,109)	(71,027)
Gross profit $	4,259	6,717	4,040	10,976	12,836
Gross profit %	16.0%	17.9%	9.7%	17.1%	15.3%

Add (Deduct) Impact of:
One-Time Adjustment*	—	(717)	—	(717)	—
Non-Cash Inventory Adjustment	215	13	4,878	228	4,878
Total Adjustments	215	(704)	4,878	(489)	4,878

Adjusted Gross Profit $ (Non-GAAP)	4,474	6,013	8,918	10,487	17,714
Adjusted Gross Profit % (Non-GAAP)	16.8%	16.0%	21.4%	16.4%	21.1%

* One-time adjustment related to Taunton's Host Fee Reversal